Exhibit 30.h.14.iii

AMENDMENT TO FUND PARTICIPATION AGREEMENT

(Institutional Shares)

Minnesota Life Insurance Company, a Minnesota life insurance company (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company as set forth on Schedule A, previously entered into a Fund Participation Agreement dated August 16, 2007 with Janus Aspen Series, an open-ended management investment company organized as a Delaware business trust (the “Trust”), and Janus Distributors LLC (the “Distributor”). The parties now desire to amend the Agreement by this Amendment (the “Amendment”) effective as of May 1, 2019.

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A of the Agreement shall be deleted and replaced with the Schedule A attached.

This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES		MINNESOTA LIFE INSURANCE COMPANY

By:	/s/ Kathryn Santoro	By:	/s/ Daniel Kruse
Name:	Kathryn Santoro	Name:	Daniel Kruse
Title: Vice President		Title:	Vice President and Actuary

JANUS DISTRIBUTORS LLC

By:	/s/ Drew Elder
Name: Drew Elder Title: President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date of Inception	Contracts Funded by Separate Account	Policy Form #
Minnesota Life Individual Variable Universal Life Account	Minnesota Life Accumulator Variable Universal Life Policy	07-660 ICC14-20018

Premier Variable Universal Life	Minnesota Life Premier Variable Universal Life Policy	ICC15-20001, ICC18-20149

Variable Universal Life Defender®	Minnesota Life Defender Variable Universal Life Policy	ICC18-20150

A-1